EXHIBIT 12

The ratio of earnings to fixed charges was computed as follows:



                                                                                                            PRO
                                                                                                            FORMA
                                                                                PRO              26-WEEK   26-WEEK
                                                PERIOD    PERIOD                FORMA             TRANSI-   TRANSI-
                   FISCAL   FISCAL    FISCAL    FROM      FROM      FISCAL      FISCAL            TIONAL    TIONAL
                    YEAR     YEAR      YEAR   DECEMBER  OCTOBER 2,   YEAR       YEAR   28 WEEKS  PERIOD    PERIOD  12 WEEKS 12 WEEKS
                   ENDED    ENDED     ENDED   30, 1999   2000 TO    ENDED       ENDED    ENDED    ENDED     ENDED   ENDED    ENDED
                  DECEMBER DECEMBER  DECEMBER  OCTOBER JANUARY 3,  JANUARY 2, JANUARY  JULY 18,  JULY     JULY    OCTOBER  SEPTEMBER
                  31, 1997 30, 1998  29, 1999  1, 2000    2001       2002     2, 2002    2001    3, 2002   3, 2002 10, 2001 25, 2002
                 --------- -------- --------- -------- ----------- ---------- -------- --------  -------   ------- -------- --------

                                                             (DOLLARS IN THOUSANDS)

Fixed charges:
Interest
   expense,
   net(1)           1,873      (738)   (2,143)  (2,842)   11,590     38,029    44,173    22,046   12,890   18,598    8,118    9,166
Capitalized
   interest           304       328       392      368       170        369       369       223      158      158       78       88
Amortized
   premiums,
   discounts and
   capitalized
   expenses
   related to
   indebtedness         -         -       228      174     1,221      4,678     4,678     2,518    1,974    1,974    1,080      607
Estimated
   interest
   in rental
   expense          3,078     3,241     3,574    2,866       894      3,936     3,936     2,115    2,116    2,116      911      973
                   ------    ------    ------   ------   -------    -------   -------   -------  -------   ------   ------   ------
   Total fixed
   charges          5,255     2,831     2,051      566    13,875     47,012    53,166    26,902   17,138   22,846   10,187   10,834

Earnings:
Pretax income
   before
   minority
   interest(2)     46,508    63,726    67,237   51,145     2,064     28,078    21,934    13,695  (10,675)  22,093    8,092    7,553
Fixed charges
   (from above)     5,255     2,831     2,051      566    13,875     47,012    53,166    26,902   17,138   22,846   10,187   10,834
Amortization of
   capitalized
   interest           400       400       400      308        92        400       400       215      200      200       92       92
Capitalized
   interest           304       328       392      368       170        369       369       223      158      158       78       88
Minority
   interest
   that had not
   incurred
   fixed charges        -         -         5       74       (17)        18        18       (26)     197      197       (6)      64
                   ------    ------    ------   ------    ------     ------    ------    ------  -------   ------   ------   ------
   Total
     earnings      51,859    66,629    69,291   51,577    15,878     75,103    75,103    40,615    6,308   34,784   18,299   18,327
Ratio of
   earnings
   to fixed
   charges            9.9      23.5      33.8     91.1       1.1        1.6       1.4        1.5       -(3)   2.0      1.8      1.7


--------------

(1)  "Interest expense, net" comprises:
        Interest expense (per  statement of operation)
        Less interest income (per statement of operations) and OID amortization (per statement of cash flows) and amortization of debt issuance costs (per statement of cash flows)

(2)  "Pretax income before minority interest" comprises:
        Income (loss) before income tax expense (benefit)
        Less minority interest (disclosed as a component of earnings above)

(3) Earnings were insufficient to cover fixed charges in the 26-week transitional period ended July 3, 2002. The deficiency was $10.8 million for that period.